Exhibit 99.1

NEWS FROM LAKELAND FINANCIAL CORPORATION
FOR IMMEDIATE RELEASE

Contact
Lisa M. O'Neill
Executive Vice President and Chief Financial Officer
(574) 267-9125
lisa.oneill@lakecitybank.com

Lakeland Financial Reports Record Performance
Third Quarter Net Income Increases 17%

Warsaw, Indiana (October 25, 2017) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported record third quarter net income of $15.8 million for the three months ended September 30, an increase of 17% versus $13.5 million for the third quarter of 2016. Diluted net income per common share also increased 17% to $0.62 for the third quarter of 2017, versus $0.53 for the third quarter of 2016, representing a record quarter for the company and its shareholders. On a linked quarter basis, net income increased 3% or $461,000 from the second quarter ended June 30, 2017, which had net income of $15.4 million and $0.60 diluted net income per common share.

The company further reported record net income of $45.7 million for the nine months ended September 30, 2017 versus $38.6 million for the comparable period of 2016, an increase of 19%. Diluted net income per common share was also a record for the period and increased 17% to $1.78 for the nine months ended September 30, 2017 versus $1.52 for the comparable period of 2016.

David M. Findlay, President and CEO commented, "The record quarter and year-to-date results reflect the continued geographic and balance sheet expansion of Lake City Bank. Healthy economic conditions in our Hoosier communities have provided a strong foundation for the Lake City Bank team to continue growing loans and deposits."

Highlights for the quarter are noted below:

3rd Quarter 2017 versus 3rd Quarter 2016 highlights:

•	Organic average loan growth of $373 million or 11%
•	Average deposit growth of $105 million or 3%
•	Net interest income increase of $4.9 million or 16%
•	Net interest margin increase of 27 basis points to 3.35%
•	Revenue growth of $5.4 million or 14%
•	Continued strong asset quality with nonperforming assets to total assets at 0.24% compared to 0.18%
•	Net recoveries of $484,000 versus net charge offs of $394,000 a year ago
•	Tangible common equity[1] increase of $35.2 million or 8%

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures."

3rd Quarter 2017 versus 2nd Quarter 2017 highlights:

•	Organic average loan growth of $31 million or 1%
•	Average deposit growth of $34 million or 1%
•	Net interest income increase of $801,000 or 2%
•	Net interest margin increase of 1 basis point to 3.35%
•	Revenue growth of $1.5 million or 4%
•	Continued strong asset quality with nonperforming assets to total assets at 0.24% compared to 0.23%
•	Net recoveries of $484,000 versus net recoveries of $289,000 in the prior quarter
•	Tangible common equity[1] increase of $12.1 million or 3%

As previously announced, the board of directors approved a cash dividend for the third quarter of $0.22 per share, payable on November 6, 2017, to shareholders of record as of October 25, 2017. The third quarter dividend per share represents a 16% increase over the dividend rate paid in the last three quarters of 2016 and in the first quarter of 2017 of $0.19 per share.

Return on average total equity for the third quarter of 2017 was 13.71%, compared to 12.67% in the third quarter of 2016 and 13.84% in the linked second quarter of 2017. Return on average total equity for the first nine months of 2017 was 13.73%, compared to 12.51% in the same period of 2016. Return on average assets for the third quarter of 2017 was 1.41%, compared to 1.29% in the third quarter of 2016 and 1.40% in the linked second quarter of 2017. Return on average assets for the first nine months of 2017 was 1.39% compared to 1.29% in the same period of 2016. The company's total capital as a percent of risk-weighted assets was 13.58% at September 30, 2017, compared to 13.30% at June 30, 2017. The company's tangible common equity to tangible assets ratio was 10.32% at September 30, 2017, compared to 10.11% at September 30, 2016 and 10.19% at June 30, 2017.

Findlay noted, "Revenue growth is the greatest driver of our strong performance in 2017 as we have experienced strong loan demand, an expansion in our net interest margin and excellent growth in fee-based services throughout our business units. As a result of our strong income performance in 2017, our capital position has strengthened further and we continue to deploy our capital by reinvesting in our Indiana communities and through our recently increased common stock dividend to our shareholders."

Average total loans for the third quarter of 2017 were $3.62 billion, an increase of $372.6 million, or 11%, versus $3.24 billion for the third quarter of 2016. Total loans outstanding grew $355.1 million, or 11%, from $3.28 billion as of September 30, 2016 to $3.64 billion as of September 30, 2017. On a linked quarter basis, total loans grew $58.2 million, or 2%, from $3.58 billion at June 30, 2017.

Average total deposits for the third quarter of 2017 were $3.72 billion, an increase of $105.2 million, or 3%, versus $3.61 billion for the third quarter of 2016. On a linked quarter basis, total average deposits grew $34.0 million, or 1%, from $3.68 billion at June 30, 2017. Total deposits grew $222.0 million, or 6%, from $3.65 billion as of September 30, 2016 to $3.87 billion as of September 30, 2017. Core deposits, which exclude brokered deposits, increased $32.4 million, or 1%, from $3.55 billion at September 30, 2016 to $3.58 billion at September 30, 2017. Brokered deposits increased by $189.7 million, from $106.8 million to $296.4 million as of September 30, 2017.

1 Non-GAAP financial measure – see "Reconciliation of Non-GAAP Financial Measures."

On a linked quarter basis, total deposits increased by $258.1 million to $3.87 billion. During the third quarter of 2017, core deposits increased $78.1 million or 2% from $3.50 billion as of June 30, 2017 to $3.58 billion as of September 30, 2017.  The increase in core deposits on a linked quarter basis was generated from commercial deposit growth of $99.9 million, retail deposit growth of $70.4 million and public fund deposit contraction of $92.3 million. During the third quarter of 2017, brokered deposits increased by $180.0 million from $116.4 million at June 30, 2017 and the proceeds were used to reduce short-term borrowings.

The company's net interest margin increased 27 basis points to 3.35% for the third quarter of 2017 compared to 3.08% for the third quarter of 2016.  The higher margin in the third quarter of 2017 was due to higher yields on loans and securities, partially offset by a higher cost of funds. On a linked quarter basis, the net interest margin improved by one basis point from 3.34% in the second quarter of 2017. During the quarter asset yields improved by eight basis points and were offset by an increase in cost of funds of seven basis points. Net interest income increased $4.9 million, or 16%, to $34.6 million for the third quarter of 2017, versus $29.7 million in the third quarter of 2016. The company's net interest margin for the nine months ended September 30, 2017 was 3.32% compared to 3.17% in the prior year nine-month period.

The company recorded a provision for loan losses of $450,000 in the third quarter of 2017, primarily driven by growth in the loan portfolio. The company's allowance for loan losses as of September 30, 2017 was $45.5 million compared to $42.9 million as of September 30, 2016 and $44.6 million as of June 30, 2017. The allowance for loan losses represented 1.25% of total loans as of September 30, 2017 versus 1.31% at September 30, 2016 and 1.25% as of June 30, 2017.

Nonperforming assets increased $3.1 million, or 42%, to $10.5 million as of September 30, 2017 versus $7.4 million as of September 30, 2016 due to an increase in nonaccrual loans. On a linked quarter basis, nonperforming assets were $429,000 higher than the $10.1 million reported as of June 30, 2017. The ratio of nonperforming assets to total assets at September 30, 2017 increased to 0.24% from 0.18% at September 30, 2016 and 0.23% at June 30, 2017. The $429,000 increase in nonperforming assets during the quarter was primarily due to placing two commercial relationships in nonaccrual status. Net recoveries totaled $484,000 in the third quarter of 2017 versus net charge-offs of $394,000 during the third quarter of 2016 and net recoveries of $289,000 during the linked second quarter of 2017.

Findlay added, "The stable economic landscape in our Indiana markets continues to sustain the overall quality of our loan portfolio. We continue to be cautiously optimistic and the loan portfolio growth is carefully managed. Economic conditions are as strong as they have been since the recovery began in much of our footprint."

The company's noninterest income increased $479,000 or 5% to $9.5 million for the third quarter of 2017 versus $9.0 million for the third quarter of 2016. Noninterest income was positively impacted by a $478,000 increase in service charges on deposit accounts primarily due to growth in fees from business accounts. In addition, wealth advisory fees increased $164,000 or 13%.

The company's noninterest income increased 10% to $26.5 million for the nine months ended September 30, 2017 compared to $24.1 million in the prior year period. Noninterest income was positively impacted by a $1.3 million or 14% increase in service charges on deposit accounts primarily due to growth in fees from business accounts. In addition, wealth advisory fees increased by $405,000 or 11% and investment brokerage fees increased by $198,000 or 26%. Bank owned life insurance income increased $216,000 or 20% from the first nine months of 2016 to the first nine months of 2017 primarily due to increased revenue from variable life insurance contracts owned by the company. In addition, other income increased $608,000 or 48% compared to the first nine months of 2016. During the first quarter of 2016, other income was negatively impacted by $295,000 of credit valuation adjustment losses related to the company's swap arrangements and a $226,000 write down in the first quarter of 2016 to a property formerly used as a Lake City Bank branch, which together account for $521,000 of the increase in other income from the first nine months of 2016 to the first nine months of 2017. Noninterest income during the first nine months of 2017 was negatively impacted by a decrease of $394,000, or 33%, in mortgage banking income resulting from lower mortgage loan originations as compared to the prior year period.

The company's noninterest expense increased by 8% to $20.3 million in the third quarter of 2017 compared to $18.8 million in the third quarter of 2016. Salaries and employee benefits increased by 8% or $896,000 primarily due to incentive-based compensation costs, increased health insurance cost, normal merit increases and staff additions related to the company's continued growth and expansion. Corporate and business development expense increased by $224,000 or 22%, primarily due to an increase in the third quarter of 2017 of advertising expense. Equipment costs increased by $164,000 or 16%, driven by the company's branch expansion as well as remodeling of existing branches.  Professional fees increased by $143,000, or 17%, primarily due to fees related to the company's advertising campaign.

The company's noninterest expense increased by $5.1 million or 9% to $59.7 million in the first nine months of 2017 compared to $54.6 million in the prior year period. The increase was driven by salaries and employee benefits, which increased by 10% or $3.2 million, primarily due to incentive-based compensation costs, increased health insurance cost, normal merit increases and staff additions related to the company's continued growth and expansion. In addition, corporate and business development increased by 49%, or $1.3 million, primarily due to community support and donation expense of $850,000 and $499,000 of increased advertising expense. The company's efficiency ratio was 45.9% for the third quarter of 2017, compared to 48.4% for the third quarter of 2016 and 45.4% for the linked second quarter of 2017.

Lakeland Financial Corporation is a $4.5 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank, its single bank subsidiary, is the fourth largest bank headquartered in the state, and the largest bank 100% invested in Indiana. Lake City Bank operates 49 offices in Northern and Central Indiana, delivering technology-driven and client-centric financial services solutions to individuals and businesses.

Information regarding Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at lakecitybank.com. The company's common stock is traded on the Nasdaq Global Select Market under "LKFN." In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this earnings release contains certain non-GAAP financial measures. Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding the company's financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on "tangible common equity" which is "common stockholders' equity" excluding intangible assets, net of deferred tax and "tangible assets" which is "assets" excluding intangible assets, net of deferred tax. A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "continue," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. The company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and, accordingly, the reader is cautioned not to place undue reliance on any forward-looking statements made by the company. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the company undertakes no obligation to update any statement in light of new information or future events. Additional information concerning the company and its business, including factors that could materially affect the company's financial results, is included in the company's filings with the Securities and Exchange Commission, including the company's Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS
	Three Months Ended			Nine Months Ended
(Unaudited – Dollars in thousands, except per share data)	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
END OF PERIOD BALANCES	2017	2017	2016	2017	2016
Assets	$ 4,454,236	$ 4,392,999	$ 4,197,320	$ 4,454,236	$ 4,197,320
Deposits	3,873,990	3,615,939	3,651,942	3,873,990	3,651,942
Brokered Deposits	296,431	116,435	106,752	296,431	106,752
Core Deposits	3,577,559	3,499,504	3,545,190	3,577,559	3,545,190
Loans	3,635,252	3,577,004	3,280,161	3,635,252	3,280,161
Allowance for Loan Losses	45,497	44,563	42,853	45,497	42,853
Total Equity	462,516	450,460	427,380	462,516	427,380
Goodwill net of deferred tax assets	3,110	3,126	3,138	3,110	3,138
Tangible Common Equity (1)	459,406	447,334	424,242	459,406	424,242
AVERAGE BALANCES
Total Assets	$ 4,464,568	$ 4,395,495	$ 4,152,333	$ 4,390,635	$ 3,990,022
Earning Assets	4,196,041	4,150,234	3,900,651	4,135,885	3,755,248
Investments	536,444	531,262	500,384	527,740	489,269
Loans	3,617,624	3,586,407	3,244,994	3,571,459	3,175,882
Total Deposits	3,716,303	3,682,348	3,611,110	3,678,897	3,427,308
Interest Bearing Deposits	2,923,118	2,926,086	2,843,015	2,906,159	2,724,573
Interest Bearing Liabilities	3,189,288	3,171,565	2,933,108	3,148,862	2,849,661
Total Equity	458,074	445,287	423,358	445,181	411,797
INCOME STATEMENT DATA
Net Interest Income	$ 34,620	$ 33,819	$ 29,719	$ 100,500	$ 87,574
Net Interest Income-Fully Tax Equivalent	35,433	34,550	30,274	102,785	89,193
Provision for Loan Losses	450	500	0	1,150	0
Noninterest Income	9,497	8,791	9,018	26,547	24,128
Noninterest Expense	20,269	19,352	18,759	59,669	54,589
Net Income	15,825	15,364	13,480	45,703	38,562
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.63	$ 0.61	$ 0.54	$ 1.82	$ 1.54
Diluted Net Income Per Common Share	0.62	0.60	0.53	1.78	1.52
Cash Dividends Declared Per Common Share	0.22	0.22	0.19	0.63	0.54
Dividend Payout	35.48%	36.67%	35.85%	35.39%	35.53%
Book Value Per Common Share (equity per share issued)	18.36	17.88	17.04	18.36	17.04
Tangible Book Value Per Common Share (1)	18.23	17.76	16.91	18.23	16.91
Market Value – High	49.22	48.70	37.74	49.22	37.74
Market Value – Low	41.30	41.38	30.21	39.68	26.53
Basic Weighted Average Common Shares Outstanding	25,193,894	25,183,186	25,069,434	25,176,593	25,044,596
Diluted Weighted Average Common Shares Outstanding	25,656,403	25,619,977	25,457,892	25,640,742	25,418,884
KEY RATIOS
Return on Average Assets	1.41%	1.40%	1.29%	1.39%	1.29%
Return on Average Total Equity	13.71	13.84	12.67	13.73	12.51
Average Equity to Average Assets	10.26	10.13	10.20	10.14	10.32
Net Interest Margin	3.35	3.34	3.08	3.32	3.17
Efficiency (Noninterest Expense / Net Interest Income plus Noninterest Income)	45.94	45.42	48.43	46.97	48.87
Tier 1 Leverage (2)	10.92	10.82	10.71	10.92	10.71
Tier 1 Risk-Based Capital (2)	12.42	12.15	12.33	12.42	12.33
Common Equity Tier 1 (CET1) (2)	11.65	11.39	11.50	11.65	11.50
Total Capital (2)	13.58	13.30	13.52	13.58	13.52
Tangible Capital (1) (2)	10.32	10.19	10.11	10.32	10.11
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 1,935	$ 1,562	$ 1,734	$ 1,935	$ 1,734
Loans Past Due 90 Days or More	73	0	6	73	6
Non-accrual Loans	10,279	9,884	7,256	10,279	7,256
Nonperforming Loans (includes nonperforming TDR's)	10,352	9,884	7,262	10,352	7,262
Other Real Estate Owned	115	194	146	115	146
Other Nonperforming Assets	40	0	6	40	6
Total Nonperforming Assets	10,507	10,078	7,414	10,507	7,414
Performing Troubled Debt Restructurings	5,601	8,425	10,579	5,601	10,579
Nonperforming Troubled Debt Restructurings (included in nonperforming loans)	7,946	6,852	5,885	7,946	5,885
Total Troubled Debt Restructurings	13,547	15,277	16,464	13,547	16,464
Impaired Loans	16,679	19,580	18,605	16,679	18,605
Non-Impaired Watch List Loans	145,655	133,526	134,330	145,655	134,330
Total Impaired and Watch List Loans	162,334	153,109	152,935	162,334	152,935
Gross Charge Offs	170	261	773	935	1,535
Recoveries	654	550	379	1,564	778
Net Charge Offs/(Recoveries)	(484)	(289)	394	(629)	757
Net Charge Offs/(Recoveries) to Average Loans	(0.05)%	(0.03)%	0.05%	(0.02)%	0.03%
Loan Loss Reserve to Loans	1.25%	1.25%	1.31%	1.25%	1.31%
Loan Loss Reserve to Nonperforming Loans	439.51%	450.75%	590.10%	439.51%	590.10%
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	285.20%	243.37%	240.20%	285.20%	240.20%
Nonperforming Loans to Loans	0.28%	0.28%	0.22%	0.28%	0.22%
Nonperforming Assets to Assets	0.24%	0.23%	0.18%	0.24%	0.18%
Total Impaired and Watch List Loans to Total Loans	4.47%	4.28%	4.66%	4.47%	4.66%
OTHER DATA
Full Time Equivalent Employees	537	540	518	537	518
Offices	49	49	48	49	48

(1) Non-GAAP financial measure - see "Reconciliation of Non-GAAP Financial Measures"
(2) Capital ratios for September 30, 2017 are preliminary until the Call Report is filed.

CONSOLIDATED BALANCE SHEETS (in thousands except share data)
	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Cash and due from banks	$ 109,647	$ 142,408
Short-term investments	20,186	24,872
Total cash and cash equivalents	129,833	167,280

Securities available for sale (carried at fair value)	536,547	504,191
Real estate mortgage loans held for sale	4,456	5,915

Loans, net of allowance for loan losses of $45,497 and $43,718	3,589,755	3,427,209

Land, premises and equipment, net	56,389	52,092
Bank owned life insurance	75,350	74,006
Federal Reserve and Federal Home Loan Bank stock	13,772	11,522
Accrued interest receivable	13,123	11,687
Goodwill	4,970	4,970
Other assets	30,041	31,153
Total assets	$ 4,454,236	$ 4,290,025

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Noninterest bearing deposits	$ 821,589	$ 819,803
Interest bearing deposits	3,052,401	2,758,109
Total deposits	3,873,990	3,577,912

Short-term borrowings
Securities sold under agreements to repurchase	63,888	50,045
Other short-term borrowings	0	180,000
Total short-term borrowings	63,888	230,045

Long-term borrowings	30	32
Subordinated debentures	30,928	30,928
Accrued interest payable	5,439	5,676
Other liabilities	17,445	18,365
Total liabilities	3,991,720	3,862,958

STOCKHOLDERS' EQUITY
Common stock: 90,000,000 shares authorized, no par value
25,194,903 shares issued and 25,026,689 outstanding as of September 30, 2017
25,096,087 shares issued and 24,937,865 outstanding as of December 31, 2016	107,636	104,405
Retained earnings	357,710	327,873
Accumulated other comprehensive income/(loss)	452	(2,387)
Treasury stock, at cost (2017 - 168,214 shares, 2016 - 158,222 shares)	(3,371)	(2,913)
Total stockholders' equity	462,427	426,978
Noncontrolling interest	89	89
Total equity	462,516	427,067
Total liabilities and equity	$ 4,454,236	$ 4,290,025

CONSOLIDATED STATEMENTS OF INCOME (unaudited - in thousands except share and per share data)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 38,630	$ 31,538	$ 110,044	$ 92,086
Tax exempt	205	110	517	332
Interest and dividends on securities
Taxable	2,349	2,277	7,033	7,120
Tax exempt	1,309	969	3,745	2,811
Interest on short-term investments	96	185	198	295
Total interest income	42,589	35,079	121,537	102,644

Interest on deposits	7,037	5,032	18,722	13,921
Interest on borrowings
Short-term	588	37	1,329	283
Long-term	344	291	986	866
Total interest expense	7,969	5,360	21,037	15,070

NET INTEREST INCOME	34,620	29,719	100,500	87,574

Provision for loan losses	450	0	1,150	0

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	34,170	29,719	99,350	87,574

NONINTEREST INCOME
Wealth advisory fees	1,471	1,307	4,005	3,600
Investment brokerage fees	330	252	950	752
Service charges on deposit accounts	3,631	3,153	10,027	8,776
Loan, insurance and service fees	2,060	2,105	5,850	5,835
Merchant card fee income	588	552	1,696	1,576
Bank owned life insurance income	397	392	1,270	1,054
Other income	718	763	1,886	1,278
Mortgage banking income	302	494	811	1,205
Net securities gains	0	0	52	52
Total noninterest income	9,497	9,018	26,547	24,128

NONINTEREST EXPENSE
Salaries and employee benefits	11,728	10,832	34,214	31,029
Net occupancy expense	1,131	1,068	3,405	3,205
Equipment costs	1,182	1,018	3,413	2,828
Data processing fees and supplies	2,032	1,983	6,022	6,135
Corporate and business development	1,245	1,021	3,943	2,641
FDIC insurance and other regulatory fees	443	458	1,296	1,538
Professional fees	962	819	2,717	2,505
Other expense	1,546	1,560	4,659	4,708
Total noninterest expense	20,269	18,759	59,669	54,589

INCOME BEFORE INCOME TAX EXPENSE	23,398	19,978	66,228	57,113
Income tax expense	7,573	6,498	20,525	18,551
NET INCOME	$ 15,825	$ 13,480	$ 45,703	$ 38,562

BASIC WEIGHTED AVERAGE COMMON SHARES	25,193,894	25,069,434	25,176,593	25,044,596
BASIC EARNINGS PER COMMON SHARE	$ 0.63	$ 0.54	$ 1.82	$ 1.54
DILUTED WEIGHTED AVERAGE COMMON SHARES	25,656,403	25,457,892	25,640,742	25,418,884
DILUTED EARNINGS PER COMMON SHARE	$ 0.62	$ 0.53	$ 1.78	$ 1.52

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2017
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2017		2017		2016		2016
Commercial and industrial loans:
Working capital lines of credit loans	$ 703,953	19.4%	$ 717,875	20.0%	$ 624,404	18.0%	$ 609,382	18.6%
Non-working capital loans	658,167	18.1	646,517	18.1	644,086	18.5	641,599	19.5
Total commercial and industrial loans	1,362,120	37.5	1,364,392	38.1	1,268,490	36.5	1,250,981	38.1

Commercial real estate and multi-family residential loans:
Construction and land development loans	287,778	7.9	209,772	5.8	245,182	7.1	221,436	6.7
Owner occupied loans	499,651	13.7	511,425	14.3	469,705	13.5	468,582	14.3
Nonowner occupied loans	456,930	12.6	450,907	12.6	458,404	13.2	408,620	12.5
Multifamily loans	165,855	4.6	170,902	4.8	127,632	3.7	127,784	3.9
Total commercial real estate and multi-family residential loans	1,410,214	38.8	1,343,006	37.5	1,300,923	37.5	1,226,422	37.4

Agri-business and agricultural loans:
Loans secured by farmland	161,553	4.4	156,053	4.4	172,633	5.0	152,719	4.6
Loans for agricultural production	156,327	4.3	175,334	4.9	222,210	6.4	156,770	4.8
Total agri-business and agricultural loans	317,880	8.7	331,387	9.3	394,843	11.4	309,489	9.4

Other commercial loans	114,858	3.1	116,651	3.3	98,270	2.8	89,850	2.8
Total commercial loans	3,205,072	88.1	3,155,436	88.2	3,062,526	88.2	2,876,742	87.7

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	171,946	4.7	171,495	4.8	163,155	4.7	161,907	4.9
Open end and junior lien loans	181,338	5.0	172,530	4.8	169,664	4.9	170,140	5.2
Residential construction and land development loans	10,530	0.3	10,118	0.3	15,015	0.4	12,801	0.4
Total consumer 1-4 family mortgage loans	363,814	10.0	354,143	9.9	347,834	10.0	344,848	10.5

Other consumer loans	67,545	1.9	68,646	1.9	61,308	1.8	58,957	1.8
Total consumer loans	431,359	11.9	422,789	11.8	409,142	11.8	403,805	12.3
Subtotal	3,636,431	100.0%	3,578,225	100.0%	3,471,668	100.0%	3,280,547	100.0%
Less: Allowance for loan losses	(45,497)		(44,563)		(43,718)		(42,853)
Net deferred loan fees	(1,179)		(1,221)		(741)		(386)
Loans, net	$ 3,589,755		$ 3,532,441		$ 3,427,209		$ 3,237,308

LAKELAND FINANCIAL CORPORATION
DEPOSITS AND BORROWINGS
THIRD QUARTER 2017
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2017		2017		2016		2016
Non-interest bearing demand deposits	$ 821,589		$ 762,965		$ 819,803		$ 770,079
Savings and transaction accounts:
Savings deposits	269,977		275,151		268,970		272,704
Interest bearing demand deposits	1,390,335		1,322,847		1,325,320		1,289,548
Time deposits:
Deposits of $100,000 or more	1,149,152		1,015,741		924,825		1,078,084
Other time deposits	242,937		239,235		238,994		241,527
Total deposits	$ 3,873,990		$ 3,615,939		$ 3,577,912		$ 3,651,942
FHLB advances and other borrowings	94,846		306,146		261,005		91,158
Total funding sources	$ 3,968,836		$ 3,922,085		$ 3,838,917		$ 3,743,100

LAKELAND FINANCIAL CORPORATION
AVERAGE BALANCE SHEET AND NET INTEREST ANALYSIS
(UNAUDITED)

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/	Average	Interest	Yield (1)/
(fully tax equivalent basis, dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate	Balance	Income	Rate
Earning Assets
Loans:
Taxable (2)(3)	$ 3,595,753	$ 38,630	4.26%	$ 3,566,504	$ 36,967	4.16%	$ 3,233,394	$ 31,538	3.88%
Tax exempt (1)	21,871	312	5.66	19,903	240	4.82	11,600	164	5.62
Investments: (1)
Available for sale	536,444	4,364	3.23	531,262	4,291	3.24	500,384	3,747	2.98
Short-term investments	6,633	8	0.48	6,124	8	0.52	6,885	4	0.23
Interest bearing deposits	35,340	88	0.99	26,441	46	0.70	148,388	181	0.49
Total earning assets	$ 4,196,041	$ 43,402	4.10%	$ 4,150,234	$ 41,552	4.02%	$ 3,900,651	$ 35,634	3.63%
Less: Allowance for loan losses	(45,018)			(44,090)			(43,402)
Nonearning Assets
Cash and due from banks	122,429			101,446			122,811
Premises and equipment	56,716			54,341			50,921
Other nonearning assets	134,400			133,564			121,352
Total assets	$ 4,464,568			$ 4,395,495			$ 4,152,333

Interest Bearing Liabilities
Savings deposits	$ 274,514	$ 103	0.15%	$ 274,645	$ 105	0.15%	$ 270,136	$ 103	0.15%
Interest bearing checking accounts	1,365,617	2,636	0.77	1,403,560	2,387	0.68	1,261,390	1,362	0.43
Time deposits:
In denominations under $100,000	240,444	746	1.23	237,917	700	1.18	243,148	696	1.14
In denominations over $100,000	1,042,543	3,552	1.35	1,009,964	3,051	1.21	1,068,341	2,871	1.07
Miscellaneous short-term borrowings	235,212	588	0.99	214,520	431	0.81	59,133	37	0.25
Long-term borrowings and
subordinated debentures (4)	30,958	344	4.41	30,959	328	4.25	30,960	291	3.74
Total interest bearing liabilities	$ 3,189,288	$ 7,969	0.99%	$ 3,171,565	$ 7,002	0.89%	$ 2,933,108	$ 5,360	0.73%
Noninterest Bearing Liabilities
Demand deposits	793,185			756,262			768,095
Other liabilities	24,021			22,381			27,772
Stockholders' Equity	458,074			445,287			423,358
Total liabilities and stockholders' equity	$ 4,464,568			$ 4,395,495			$ 4,152,333

Interest Margin Recap
Interest income/average earning assets		43,402	4.10		41,552	4.02		35,634	3.63
Interest expense/average earning assets		7,969	0.75		7,002	0.68		5,360	0.55
Net interest income and margin		$ 35,433	3.35%		$ 34,550	3.34%		$ 30,274	3.08%

(1)
Tax exempt income was converted to a fully taxable equivalent basis at a 35 percent tax rate for 2017 and 2016. The tax equivalent rate for tax exempt loans and tax exempt securities acquired after January 1, 1983 included the Tax Equity and Fiscal Responsibility Act of 1982 ("TEFRA") adjustment applicable to nondeductible interest expenses.  Taxable equivalent basis adjustments were $813,000, $731,000 and $555,000 in the three-month periods ended September 30, 2017, June 30, 2017 and September 30, 2016, respectively.

(2)	Loan fees, which are immaterial in relation to total taxable loan interest income for 2017 and 2016, are included as taxable loan interest income.
(3)	Nonaccrual loans are included in the average balance of taxable loans.

(1) Reconciliation of Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per share are non-GAAP financial measures calculated using GAAP amounts. Tangible common equity is calculated by excluding the balance of goodwill and other intangible assets from the calculation of stockholders' equity. Tangible assets are calculated by excluding the balance of goodwill and other intangible assets from the calculation of total assets. Tangible book value per share is calculated by dividing tangible common equity by the number of shares outstanding.  Because not all companies use the same calculation of tangible common equity and tangible assets, this presentation may not be comparable to other similarly titled measures calculated by other companies. However, management considers these measures of the company's value including only earning assets as meaningful to an understanding of the company's financial information.  A reconciliation of these non-GAAP financial measures is provided below (dollars in thousands, except per share data).

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
	2017	2017	2016	2017	2016
Total Equity	$ 462,516	$ 450,460	$ 427,380	$ 462,516	$ 427,380
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,860	1,844	1,832	1,860	1,832
Tangible Common Equity	459,406	447,334	424,242	459,406	424,242

Assets	$ 4,454,236	$ 4,392,999	$ 4,197,320	$ 4,454,236	$ 4,197,320
Less: Goodwill	(4,970)	(4,970)	(4,970)	(4,970)	(4,970)
Plus: Deferred tax assets related to goodwill	1,860	1,844	1,832	1,860	1,832
Tangible Assets	4,451,126	4,389,873	4,194,182	4,451,126	4,194,182

Ending common shares issued	25,194,903	25,185,619	25,081,087	25,194,903	25,081,087

Tangible Book Value Per Common Share	$ 18.23	$ 17.76	$ 16.91	$ 18.23	$ 16.91

Tangible Common Equity/Tangible Assets	10.32%	10.19%	10.11%	10.32%	10.11%

###